UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2013 (April 5, 2013)

RAAM Global Energy Company

(Exact name of registrant as specified in its charter)

Delaware	333-172897	20-0412973
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1537 Bull Lea Rd., Suite 200

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (859) 253-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Issuance and Sale of Senior Notes

On April 5, 2013, RAAM Global Energy Company (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), by and among the Company, the Guarantors (as defined below) and Global Hunter Securities, LLC (the “Initial Purchaser”), which provided for the sale by the Company of $50,000,000 aggregate principal amount of its 12.50% Senior Secured Notes due 2015 (the “Notes”) to the Initial Purchaser (the “Offering”).

The summary of the Purchase Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On April 11, 2013, the Company successfully completed the Offering. The Notes are Additional Notes issued pursuant to an indenture dated as of September 24, 2010 (the “Base Indenture”), by and among the Company, the Guarantors (as defined below) and the Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), pursuant to which the Company initially issued $150 million aggregate principal amount of its 12.50% Notes on September 24, 2010 and an additional $50 million aggregate principal amount of its 12.50% Notes on July 15, 2011 (collectively, the “Existing Notes”), as supplemented by the First Supplemental Indenture dated as of July 15, 2011 (the “First Supplemental Indenture”), the Second Supplemental Indenture dated as of April 11, 2013 (the “Second Supplemental Indenture”) and the Third Supplemental Indenture dated as of April 11, 2013 (the “Third Supplemental Indenture,” and together with the Base Indenture, First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”). The Notes have identical terms, other than the issue date and issue price, and constitute part of the same series as the Existing Notes, although they bear a different CUSIP number than the Existing Notes until they are no longer restricted securities under the Securities Act (as defined below). The Additional Notes are jointly and severally, and unconditionally, guaranteed (the “Guarantees”) on a senior secured basis by all of the Company’s current and future domestic subsidiaries that guarantee the indebtedness under the Company’s amended revolving credit facility entered into on November 29, 2011 (collectively, the “Guarantors”).

The Notes and the Guarantees rank (i) senior in right of payment to all of the Company’s and the Guarantors’ future subordinated indebtedness, (ii) equal in right of payment with all of the Company’s and the Guarantors’ existing and future senior indebtedness, including indebtedness under such senior credit facility and the initially issued notes, and (iii) effectively junior to indebtedness under such senior credit facility and additional permitted first lien indebtedness to the extent of the value of the collateral securing such senior credit facility and such additional permitted first lien indebtedness.

The Notes and the Guarantees were offered and sold in private transactions in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons pursuant to, and in accordance with, Regulation S under the Securities Act. The Notes and Guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The purchase price for the Notes and Guarantees was 103.000% of their principal amount, plus accrued interest from April 1, 2013. The Company received net proceeds from the issuance and sale of the Notes of approximately $50.3 million (after underwriting fees and estimated offering expenses. The Company intends to use the net proceeds from the offering to repay existing indebtedness under the Company’s revolving credit facility and for general corporate purposes.

Interest on the Notes accrues from and including April 1, 2013 at a rate of 12.500% per year. Interest on the Notes is payable semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2013. The Notes mature on October 1, 2015.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of certain of its subsidiaries to:

•	incur or guarantee additional indebtedness or issue certain preferred stock;

•	pay dividends, repurchase equity securities, redeem subordinated debt or make investments or other restricted payments;

•	issue capital stock;

•	transfer or sell assets;

•	incur dividends or other payment restrictions;

•	create or incur liens;

•	change the Company’s line of business;

•	enter into certain transactions with affiliates; and

•	merge, consolidate or transfer substantially all of the Company’s assets.

These and other covenants that are contained in the Indenture are subject to important exceptions and qualifications.

The Company may, at its option, redeem all or part of the Notes, at any time on or after October 1, 2014 until March 31, 2015, at a redemption price equal to 100% of the principal amount thereof, plus one half coupon plus accrued and unpaid interest to the date of redemption.

At any time before October 1, 2014, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds of one or more qualified equity offerings at a redemption price of 112.50% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the date of redemption, as long as:

•

at least 65% of the aggregate principal amount of the Notes issued under the Indenture (including the Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its subsidiaries); and

•	such redemption occurs within 90 days of the date of the closing of any such qualified equity offering.

In addition, on or after April 1, 2015, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to the date of redemption.

The Company may also redeem some or all of the Notes at any time prior to October 1, 2014 at a redemption price equal to 100% of the principal amount of the Notes, plus the Applicable Premium (as defined in the Indenture), and accrued and unpaid interest to the date of redemption.

If the Company experiences certain kinds of changes of control, holders of the Notes will be entitled to require the Company to purchase all or a portion of the Notes at 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.

A copy of the Indenture and the form of the Global Note included as Exhibit A to the Indenture were previously filed as Exhibit 4.1 to the Company’s Form S-4 filed on March 17, 2011, and are incorporated herein by reference, and the above description of the Indenture and Notes contained herein is qualified in its entirety by the full text of such instruments.

Registration Rights Agreement

On April 11, 2013, in connection with the closing of the Offering, the Company, each of the Guarantors (the Guarantors, together with the Company, the “Issuers”) entered into a Registration Rights Agreement with the Initial Purchaser, pursuant to which the Issuers agreed (a) (i) to file with the Securities and Exchange Commission a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act, with respect to a registered offer to exchange any and all of the Notes (including the guarantees with respect thereto) for a like aggregate principal amount of registered notes that are identical in all material respects to the

Notes (except that the exchange notes will not contain restrictive legends, transfer restrictions or provide payment of Additional Interest (as defined in the Registration Rights Agreement) should holders of the Notes suffer damage if the Company or any of the Guarantors fail to fulfill their obligations under the Registration Rights Agreement) and/or (ii) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale by certain holders of the Notes and the guarantees thereof, (b) to use their reasonable best efforts to cause the Exchange Offer Registration Statement and, if applicable, the shelf registration statement, to be declared effective under the Securities Act within 270 days following April 11, 2013 and (c) to use their reasonable best efforts to commence the exchange offer as soon as practicable after the date on which the Exchange Offer Registration Statement is declared effective.

If the Issuers fail to comply with certain obligations under the Registration Rights Agreement, they will be required to pay Additional Interest to the holders of the Notes in accordance with the provisions of the Registration Rights Agreement.

A copy of the Registration Rights Agreement is being filed as Exhibit 4.1 hereto and is incorporated herein by reference. The description of the Registration Rights Agreement contained herein is qualified in its entirety by the full text of such exhibit.

Second Supplemental Indenture

Upon receiving the requisite consent to amend the Indenture from the majority of holders of the Existing Notes, on April 11, 2013, the Company entered into the Second Supplemental Indenture to the Base Indenture to amend a covenant in the Base Indenture to revise the definition of “Permitted Debt” therein to permit the issuance of the notes in the Offering. A copy of the Second Supplemental Indenture is filed as Exhibit 4.2 and is incorporated herein by reference. The description of the Second Supplemental Indenture contained herein is qualified in its entirety by the full text of such exhibit.

Third Supplemental Indenture

In connection with the closing of the Offering, on April 11, 2013, the Company entered into the Third Supplemental Indenture to the Base Indenture in connection with authentication and delivery of the Notes. A copy of the Third Supplemental Indenture is filed as Exhibit 4.3 and is incorporated herein by reference. The description of the Third Supplemental Indenture contained herein is qualified in its entirety by the full text of such exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in to this Item 2.03 of this Current Report on Form 8-K.

These announcements shall not constitute an offer to sell or the solicitation of an offer to buy the Notes.

Item 9.01	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Exhibit Number	Description

4.1	Registration Rights Agreement, dated April 11, 2013, among RAAM Global Energy Company, Century Exploration New Orleans, LLC, Century Exploration Houston, LLC, Century Exploration Resources, LLC and Global Hunter Securities, LLC.

4.2	Second Supplemental Indenture, dated April 11, 2013, among RAAM Global Energy Company, Century Exploration New Orleans, LLC, Century Exploration Houston, LLC and Century Exploration Resources, LLC.

4.3	Third Supplemental Indenture, dated April 11, 2013, among RAAM Global Energy Company, Century Exploration New Orleans, LLC, Century Exploration Houston, LLC and Century Exploration Resources, LLC.

10.1	Purchase Agreement, dated April 5, 2013, among RAAM Global Energy Company, Century Exploration New Orleans, LLC, Century Exploration Houston, LLC, Century Exploration Resources, LLC and Global Hunter Securities, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2013

RAAM Global Energy Company

By:	/s/ Jeffrey Craycraft
Name:	Jeffrey Craycraft
Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

4.1	Registration Rights Agreement, dated April 11, 2013, among RAAM Global Energy Company, Century Exploration New Orleans, LLC, Century Exploration Houston, LLC, Century Exploration Resources, LLC and Global Hunter Securities, LLC.

4.2	Second Supplemental Indenture, dated April 11, 2013, among RAAM Global Energy Company, Century Exploration New Orleans, LLC, Century Exploration Houston, LLC and Century Exploration Resources, LLC.

4.3	Third Supplemental Indenture, dated April 11, 2013, among RAAM Global Energy Company, Century Exploration New Orleans, LLC, Century Exploration Houston, LLC and Century Exploration Resources, LLC.

10.1	Purchase Agreement, dated April 5, 2013, among RAAM Global Energy Company, Century Exploration New Orleans, LLC, Century Exploration Houston, LLC, Century Exploration Resources, LLC and Global Hunter Securities, LLC.